EXHIBIT 99.1
Filed by Citizens & Northern Corporation
Pursuant to Rule 425 under the Securities Act
of 1933 and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Citizens Bancorp, Inc.
Commission File No.: 000-16084

FOR IMMEDIATE RELEASE Citizens & Northern Contact: Craig G. Litchfield (570) 724-3411	Citizens Contact: Charles H. Updegraff, Jr. (814) 274-9150
SHAREHOLDERS OF CITIZENS BANCORP, INC.
APPROVE ACQUISITION BY CITIZENS & NORTHERN CORPORATION
WELLSBORO, PENNSYLVANIA (April 16, 2007) — Citizens & Northern Corporation (“Citizens & Northern”) (NASDAQ: CZNC), holding company for Citizens & Northern Bank, and Citizens Bancorp, Inc. (“Citizens”) (OTCBB: CZPY), holding company for Citizens Trust Company, announced today that Citizens shareholders overwhelmingly approved the merger of Citizens with and into Citizens & Northern.
     Citizens’ shareholders approved the merger with an affirmative vote of 99.99% of the shares voted, which represented 84.66% of the outstanding shares of common stock entitled to vote. Citizens is the $144 million bank holding company of Citizens Trust Company, a Pennsylvania bank headquartered in Coudersport, Pennsylvania, that operates three community banking offices in Cameron, McKean and Potter Counties.
     The joint announcement was made by Craig G. Litchfield, Chairman, President and CEO of Citizens & Northern and Citizens & Northern Bank, and Charles H. Updegraff, Jr., Chairman, President and CEO of Citizens and Citizens Trust Company.
     In connection with the merger, Citizens Trust Company will merge with and into Citizens & Northern Bank, and Citizens Trust Company’s former offices will be operated as

“Citizens Trust Company, a division of Citizens & Northern Bank.” Additionally, Citizens & Northern will appoint Charles H. Updegraff, Jr., the current Chairman, President and CEO of Citizens, as a director of Citizens & Northern and Citizens & Northern Bank. Mr. Updegraff will also be appointed Chief Operating Officer of Citizens & Northern Bank.
     The companies previously received approval of the merger from the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.
     The acquisition is expected to be effective on May 1, 2007, at which time Citizens & Northern will have total assets approaching $1.3 billion.
     About Citizens & Northern
     With over $1.1 billion in assets, Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 21 full service offices throughout Tioga, Bradford, Sullivan and Lycoming counties in Pennsylvania. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. Additional information about Citizens & Northern Bank can be found at www.cnbankpa.com. Information about First State Bank can be found at www.fsbcanisteo.com. Citizens & Northern’s common stock is traded on the NASDAQ Capital Market under the symbol “CZNC.”
     About Citizens
     Headquartered in Coudersport, Pennsylvania, Citizens Bancorp, Inc. offers banking and trust services for its customers through three branch offices in Cameron, McKean and Potter Counties in north central Pennsylvania. Additional information is available on Citizens’ website at www.citizenstrustcompany.com. Citizens’ common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol “CZPY.”

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to achieve anticipated acquisition related operational efficiencies, the ability to enhance revenues through increased market penetration, expanded lending capacity and product offerings and other risks detailed from time to time in Citizens & Northern’s SEC filings, including Forms 10-Q and 10-K (copies of which are available from Citizens & Northern without charge in hard copy or online at www.sec.gov). Citizens & Northern and Citizens disclaim any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Additional Information and Where to Find It: A Registration Statement on Form S-4, including a Proxy Statement/Prospectus, has been filed with and declared effective by the SEC in connection with the proposed transaction. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. The Registration Statement and the Proxy Statement/Prospectus contain important information about Citizens & Northern, Citizens, the acquisition of Citizens by Citizens & Northern, the persons soliciting proxies relating to the acquisition, their interests in the acquisition and related matters. Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov., or by contacting Citizens & Northern Corporation, Attn: Mark A. Hughes, Executive Vice President and Chief Financial Officer, 90-92 Main Street, Wellsboro, Pennsylvania 16901, (Tel: (570) 724-3411). INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE ACQUISITION.